UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-0842255
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Senior Notes due 2028	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235793

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.	Description of the Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 8.25% Senior Notes Due 2028 (the “Notes”) of Tellurian Inc. (the “Company”). For a description of the Notes, reference is made to (i) the information under the heading “Description of Our Debt Securities” in the prospectus included in Post-effective Amendment No. 1, dated as of April 28, 2020, to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-235793) filed on January 3, 2020 with the Securities and Exchange Commission (the “SEC”), which was automatically effective upon filing, and (ii) the information under the heading “Description of the Notes” included in the prospectus supplement with respect to the Notes filed with the SEC pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on November 9, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 10, 2021, by and between Tellurian Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 10, 2021)
4.2	First Supplemental Indenture, dated as of November 10, 2021, by and between Tellurian Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 10, 2021)
4.3	Second Supplemental Indenture, dated as of November 10, 2021, by and between Tellurian Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 10, 2021)
4.4	Form of 8.25% Senior Notes due 2028 (included as Exhibit A to Exhibit 4.3)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer

Date: November 10, 2021